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                                                                    EXHIBIT 10.1


              FIRST AMENDMENT TO QWEST COMMUNICATIONS CORPORATION
                               SERVICES AGREEMENT

This First Amendment (this "First Amendment") to the Qwest Communications Corporation Services Agreement is by and between Qwest Communications Corporation ("Qwest") and General Magic ("Customer"). This First Amendment will be effective upon Customer's signature date below (the "First Amendment Effective Date").

WHEREAS, Qwest and Customer entered into a Qwest Communications Corporation Services Agreement signed by Customer on April 30, 1998 (the "Agreement"), and

WHEREAS, during Qwest's provision of Services pursuant to this Agreement the Customer experienced Service outages, and

WHEREAS, to provide a remedy for such Service outages, Qwest agrees to adjust Customer's Usage Minimum, and

WHEREAS, as consideration for such adjustment, Customer agrees not to commence litigation against Qwest for such Service outages experienced before the Effective Date of this First Amendment;

WHEREAS, the Parties do not intend to alter Customer's termination rights pursuant to the Agreement regarding Qwest's provision of Services;

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration thereof, the parties agree as follows:

1. The second and third unnumbered paragraphs on Page 1 of the Agreement are deleted and replaced with the following:

    Qwest will provide to Customer international, interstate and intrastate telecommunications service(s) (the "Services") pursuant to this Agreement and the Qwest FCC Tariffs No. 2 and No. 3 and any applicable intrastate tariff of Qwest and/or its affiliates (individually, a "Tariff" and collectively, the "Tariffs"), to the extent permitted by law. Capitalized terms not otherwise defined herein shall have the meaning given them in the applicable Tariff. This Agreement incorporates by reference the terms of the Tariffs, which Qwest may modify from time to time in accordance with law. Federal law prohibits Qwest from providing interLATA long distance services in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington, and Wyoming (i.e., voice and data services that originate in such states, private line with one end point in those states, or toll free service that terminates in such states) until Qwest has obtained authorization to provide such services in those states. Customer represents that it has received from a competitor of Qwest an offer comparable to the offer set forth in this Agreement.

    If prior to the expiration of the Initial Term or Renewal Term of this Agreement, Qwest is required to cancel any Tariff, or portion thereof, on file with the Federal Communications Commission ("FCC") or is prohibited from filing a specific tariff option reflecting the terms of this Agreement, as a result of a government or judicial action, then effective on such cancellation or prohibition ("Cancellation Date"), as applicable, and for the remainder of the Initial Term or Renewal Term:

    (a) The specific provisions contained in this Agreement that expressly apply in lieu of, or that apply in addition to, provisions contained in the Tariffs and/or in Qwest's Rate and Service Schedules ("Rate Schedules") shall be controlling; and

    (b) Provisions contained in the Rate Schedules shall be subordinate to the specific provisions in this Agreement as described in (a).

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    (c) Notwithstanding the above, for services for which a Tariff is required to be filed or is permitted after the Cancellation Date to be filed, the Qwest Tariff provisions that remain in effect, as Qwest may amend from time to time in accordance with law, shall be controlling over the terms contained in this Agreement or the Rate Schedule.

    Any references to a Tariff under this Agreement pertaining to the services contained in the Rate Schedules shall be deemed to refer to the Rate Schedules. Qwest may amend the Rate Schedules from time to time. The Rate Schedules shall incorporate or be deemed to incorporate the applicable provisions of the Tariff in effect immediately prior to the cancellation of the Tariff provisions.

2. Section 3.1 of Attachment A is amended by revising the Revenue Level Commitment for Year 3 by deleting the figure "$8,000,000" and replacing it with One Hundred Twenty Five Thousand Dollars ("$125,000") so the table reads as follows:

    Year 1      $1,000,000
    Year 2      $4,000,000
    Year 3      $  125,000

3. Except as expressly modified by this First Amendment, the Agreement shall continue in full force and effect in accordance with its terms and constitutes the legal and binding obligations of Customer and Qwest. In the event the terms of this First Amendment conflict with the terms of the Agreement, the terms of this First Amendment shall control.

4. This First Amendment and the Agreement constitute the complete agreement of the parties concerning the subject matter hereof, and supersedes any prior written or verbal statements, representations, and agreements concerning the subject matter hereof.

This First Amendment is of no force or effect unless Customer executes and delivers it to Qwest Communications Corporation on or before September 29, 2000.

GENERAL MAGIC                           QWEST COMMUNICATIONS CORPORATION

By: /s/ Mary E. Doyle                   By: /s/ John Stuart
   -----------------------------           -----------------------------

Name: Mary E. Doyle                     Name: John Stuart
     ---------------------------             ---------------------------

Title: Senior Vice President            Title: Regional Vice President
      --------------------------

Date: September 29, 2000                Date: 9/28/00
     ---------------------------             ---------------------------

                                        Approved as to business content;
                                        Qwest Communications Corporation

                                        By: /s/ Tom R. Schmuke
                                           -----------------------------

                                        Name: Tom R. Schmuke
                                             ---------------------------

                                        Title: Director of Finance
                                              --------------------------

                                        Date: 10-14-00
                                             ---------------------------